Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation in this Registration Statement on Form S-1 of our report dated January 13, 2023, relating to the financial statements EBET, Inc. for the year ended September 30, 2022 and to all references to our firm included in this Registration Statement.

Certified Public Accountants

Lakewood, CO

March 16, 2023